Filed Pursuant to Rule 424(b)(2)
Registration No. 333-236611

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 25, 2020)

$500,000,000

Moody’s Corporation

4.250% Senior Notes due 2032

We are offering $500,000,000 aggregate principal amount of our 4.250% Senior Notes due 2032 (the “notes”). The notes will be our senior unsecured obligations, will rank equally with all of our other unsubordinated indebtedness and will not be convertible or exchangeable. We do not intend to apply for listing of the notes on any securities exchange.

We will pay interest on the notes semi-annually on February 8 and August 8 of each year, beginning on February 8, 2023. The notes will mature on August 8, 2032. Prior to May 8, 2032 (three months prior to their maturity date) (the “Par Call Date”) we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price described under the caption “Description of Notes—Optional Redemption of the Notes” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

If we experience a change of control triggering event, each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes—Change of Control.”

Investing in the notes involves risks. You should carefully read and consider the risk factors included in this prospectus supplement beginning on page S-10 and included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Proceeds, Before Expenses, to Moody’s Corporation
Per Note	99.589%	0.650%	98.939%

Total	$497,945,000	$3,250,000	$494,695,000

The initial public offering price set forth above does not include accrued interest. Interest on the notes will begin to accrue on August 8, 2022, and must be paid by the purchaser if the notes are delivered after August 8, 2022.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V. (“Euroclear”), on or about August 8, 2022, which is the fourth business day following the date of the pricing of the notes, which we refer to as T+4. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	HSBC

Lead Managers

TD Securities	MUFG

Co-Managers

Citizens Capital Markets	Fifth Third Securities	Loop Capital Markets	Scotiabank	Standard Chartered Bank
	Truist Securities		US Bancorp

August 2, 2022

Prospectus Supplement

Prospectus

In this prospectus supplement, except as otherwise indicated, the “Company,” “Moody’s,” “we,” “our” and “us” refer to Moody’s Corporation and its subsidiaries.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the debt securities we may offer from time to time. This prospectus supplement describes the specific details regarding this offering. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are forward-looking statements and are based on future expectations, plans and prospects for our business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Those statements appear at various places throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein in the context of statements containing the words “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof relating to our views on future events, trends and contingencies or otherwise convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information are made as of the date on the front cover of the applicable document, and we undertake no obligation (nor do we intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements.

Those factors, risks and uncertainties include, but are not limited to:

•

the impact of general economic conditions, including inflation, on worldwide credit markets and economic activity and its effect on the volume of debt and other securities issued in domestic and/or global capital markets;

•

the global impacts of each of the crisis in Ukraine and COVID-19 on volatility in the U.S. and world financial markets, on general economic conditions and GDP in the U.S. and worldwide, on global relations and on the Company’s own operations and personnel;

•

other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets;

•	the level of merger and acquisition activity in the U.S. and abroad;

•

the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers;

•	the impact of MIS’s withdrawal of its credit ratings on Russian entities and of Moody’s no longer conducting commercial operations in Russia;

•	concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings;

•	the introduction of competing products or technologies by other companies;

•	pricing pressure from competitors and/or customers; the level of success of new product development and global expansion;

•	the impact of regulation as a nationally recognized statistical rating organization, or an NRSRO;

•	the potential for new U.S., state and local legislation and regulations;

•	the potential for increased competition and regulation in the EU and other foreign jurisdictions;

•

exposure to litigation related to Moody’s Investors Service’s rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which we may be subject from time to time;

•

provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies;

•

provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes;

•	uncertainty regarding the future relationship between the U.S. and China;

•	the possible loss of key employees;

•	failures or malfunctions of our operations and infrastructure;

•	any vulnerabilities to cyber threats or other cybersecurity concerns;

•	the outcome of any review by controlling tax authorities of our global tax planning initiatives;

•

exposure to potential criminal sanctions or civil remedies if we fail to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which we operate, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials;

•

the impact of mergers, acquisitions, such as the Company’s acquisition of RMS, a global provider of climate and natural disaster risk modeling and analytics acquired by the Company in September 2021 (“RMS”), or other business combinations and our ability to successfully integrate acquired businesses;

•	currency and foreign exchange volatility;

•	the level of future cash flows;

•	the levels of capital investments; and

•	a decline in the demand for credit risk management tools by financial institutions.

These factors, risks and uncertainties as well as other risks and uncertainties that could cause our actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in this prospectus supplement, in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. Investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause our actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on our business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us. Forward-looking and other statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement. Any statement in this prospectus supplement or incorporated by reference into this prospectus supplement shall be automatically modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus supplement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference into this prospectus supplement the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the completion of the offering of the notes (other than documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 22, 2022;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022, filed on May 2, 2022 and July 27, 2022, respectively;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on March 16, 2022, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	our Current reports on Form 8-K filed on February 28, 2022, May 2, 2022 and August 2, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Investor Relations

Telephone: (212) 553-0300

Email: ir@moodys.com

Website: ir.moodys.com

SUMMARY

This summary highlights the information contained elsewhere, or incorporated by reference, in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein.

Moody’s Corporation

Moody’s is a global integrated risk assessment firm that empowers organizations and investors to make better decisions. Moody’s reports in two reportable segments: MIS and MA.

MIS publishes credit ratings and provides assessment services on a wide range of debt obligations, programs and facilities, and the entities that issue such obligations in markets worldwide, including various corporate, financial institution and governmental obligations, and structured finance securities.

MA is a global provider of: i) data and information; ii) research and insights; and iii) decision solutions which help companies make better and faster decisions. MA leverages its industry expertise across multiple risks such as credit, market, financial crime, supply chain, catastrophe and climate to deliver integrated risk assessment solutions that enable business leaders to identify, measure and manage the implications of interrelated risks and opportunities.

Recent Developments

Tender Offer for 2023 Notes

Concurrently with this offering of notes, we have commenced a cash tender offer (the “Tender Offer”) to purchase for cash any and all of our dollar denominated 2.625% senior unsecured notes due January 15, 2023 (CUSIP Number: 615369 AK1 / ISIN: US615369AK14) (the “2023 Notes”), of which $500 million is currently outstanding. The Tender Offer is being made upon the terms and conditions set forth in our offer to purchase, dated the date hereof (the “Offer to Purchase”), and such amendments and supplements thereto, and all other documentation with respect to the Tender Offer, together constitute the “Tender Offer Documents.”

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on August 8, 2022, unless extended. The “Settlement Date” is scheduled to be August 11, 2022, assuming that the conditions to the Tender Offer are satisfied or waived and the Tender Offer is not extended. The Tender Offer is subject to a number of conditions that may be waived or changed, including the condition that we have completed this offering of the Notes. This offering is not conditioned on the closing of the Tender Offer, and we cannot assure you that we will repurchase the 2023 Notes on the terms we describe in this prospectus or at all.

We currently expect to use a portion of the proceeds of this offering to complete the Tender Offer and the 2023 Notes Redemption (as defined below), if any, including the payment of all premiums, accrued interest and costs and expenses related to the foregoing.

This prospectus is not an offer to purchase or a solicitation of an offer to sell the 2023 Notes and does not constitute a redemption notice for the 2023 Notes. The Tender Offer is being made only by and pursuant to the terms of the Tender Offer Documents.

Corporate Information

Our principal executive offices are located at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, and our telephone number is (212) 553-0300. Our internet address is www.moodys.com. Information on our website does not constitute part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” herein and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Moody’s Corporation.

Notes Offered	$500,000,000 aggregate principal amount of our 4.250% Senior Notes due 2032.

Maturity Date	The notes will mature on August 8, 2032.

Interest	Interest will accrue on the notes at the rate of 4.250% per year. Interest on the notes will be payable in cash semi-annually in arrears on February 8 and August 8 of each year, beginning on February 8, 2023. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the notes will accrue from August 8, 2022.

Priority	The notes will be general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations.

Holders of any of our existing or future secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

As of June 30, 2022, we had approximately $7.9 billion of senior unsecured indebtedness outstanding ranking equally with the notes, and we had no secured indebtedness outstanding.

As of June 30, 2022, we had no outstanding borrowings under our five-year senior, unsecured revolving facility.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables. As of June 30, 2022, our subsidiaries had no indebtedness, but they had approximately $3.2 billion of other liabilities outstanding (excluding intercompany liabilities).

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Further Issues	We may create and issue further notes ranking equally and ratably in all respects with the notes being offered hereby, so that such further notes will be consolidated and form a single series with the notes being offered hereby and will have the same terms (except for the issue date and public offering price) as to status, CUSIP number or otherwise. See “Description of Notes—Further Issues.”

Optional Redemption of the Notes	Prior to the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price described under the caption “Description of Notes—Optional Redemption of the Notes” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Certain Covenants	We will issue the notes under an indenture that will, among other things, limit our ability to create liens and enter into sale and leaseback transactions. All of these limitations will be subject to a number of important qualifications and exceptions. See “Description of Notes.”

Repurchase at the Option of the Holders of the Notes	If we experience a change of control triggering event, each holder of notes may require us to repurchase some or all of such holder’s notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest up to, but not including, the repurchase date. See “Description of Notes— Change of Control.”

Use of Proceeds	The net proceeds from this offering after deducting the underwriters’ discount and our estimated expenses will be approximately $493.6 million. We expect to use a portion of the net proceeds from this offering, together with cash on hand, to fund the purchase of all 2023 Notes accepted in the Tender Offer, and to redeem any 2023 Notes that remain outstanding after the Tender Offer (the “2023 Notes Redemption”), including the payment of all premiums, accrued interest and costs and expenses in connection with the Tender Offer and the 2023 Notes Redemption. See “Use of Proceeds.”

Underwriting (Conflicts of Interest)

Berkshire Hathaway Inc., directly and through its subsidiaries, owns more than 10% of the outstanding common stock of Moody’s Corporation and Bank of America Corporation, the parent company of BofA Securities, Inc. Therefore, BofA Securities, Inc. has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, we intend to use the net proceeds from this offering to complete the Tender Offer and the 2023 Notes Redemption, if any. To the extent that any of the underwriters or their affiliates own any of the 2023 Notes, they will receive proceeds from this offering by reason of the Tender Offer and the 2023 Notes Redemption, if any. Certain of these underwriters, together with their respective affiliates, may receive at least 5% of the net proceeds of this offering and, therefore, have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Because of the foregoing, the offering will be conducted in accordance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Pursuant to FINRA Rule 5121, any underwriter with a conflict of interest will not confirm sales of the notes to any account over which it exercises discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Form and Denomination	The notes will be issued in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or the Depositary, and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. as operator of the Euroclear System (in Europe), if they are participants in those systems, or indirectly through organizations that are participants in those systems. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Absence of Public Market	There is no current public market for the notes and a market may not develop. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making activities with respect to the notes without notice to you or us. We do not intend to apply for listing of the notes on any securities exchange.

Governing Law	The notes and the indenture under which they will be issued will be governed by New York law.

Trustee	Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association.

Risk Factors	Investing in the notes involves risk. See “Risk Factors” and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

An investment in the notes involves significant risks. Before purchasing the notes you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Our level of indebtedness could limit cash flow available for our operations and could adversely affect our ability to service our debt or obtain additional financing, if necessary.

As of June 30, 2022, our total debt outstanding was approximately $7.9 billion. Our level of indebtedness could restrict our operations and make it more difficult for us to satisfy our obligations under the notes. For example, our level of indebtedness could, among other things:

•	limit our ability to obtain additional financing for working capital, capital expenditures and acquisitions or make such financing more costly;

•

require us to dedicate all or a substantial portion of our cash flow to service our debt, which will reduce funds available for other business purposes, such as capital expenditures, dividends or acquisitions;

•	limit our flexibility in planning for or reacting to changes in the markets in which we compete;

•	place us at a competitive disadvantage relative to our competitors with less indebtedness;

•	render us more vulnerable to general adverse economic and industry conditions; and

•	make it more difficult for us to satisfy our financial obligations, including those relating to the notes.

In addition, the indenture governing the notes, our existing credit agreements and the terms of the agreements governing our other outstanding indebtedness contain or will contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable, including the notes.

We are a holding company. Our only material source of cash is and will be distributions from our subsidiaries, and the notes are effectively subordinated to all of the indebtedness and other liabilities of our subsidiaries.

We are a holding company and substantially all of our operations are conducted through direct and indirect subsidiaries. As a holding company, we own no significant assets other than our equity in our subsidiaries, and our ability to meet our debt service obligations, including payments on the notes, will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of our subsidiaries to pay dividends or make distributions or other payments to us depends upon the availability of cash flow from operations, proceeds from the sale of assets and/or borrowings, and, in the case of non-wholly owned subsidiaries, our contractual arrangements with other equity holders.

As of June 30, 2022, our subsidiaries had no indebtedness, but they had approximately $3.2 billion of other liabilities outstanding (excluding intercompany liabilities). Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade and other creditors and preferred stockholders, if any (except as provided by the limitations on liens covenant).

Furthermore, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be structurally junior to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

The notes will be effectively junior to all of our existing and future secured indebtedness.

The notes will not be secured by any of our assets. As a result, the indebtedness represented by the notes will be effectively junior to any existing and future secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness. The terms of the indenture will permit us to incur secured debt, subject to some limitations. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a claim to their collateral superior to that of the notes.

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our obligations will depend on our future operating performance and financial results, which will be subject, in part, to factors beyond our control, including rising interest rates and general economic, financial, regulatory and business conditions. If we are unable to generate sufficient cash flow to service our debt, we may be required to do one or more of the following:

•	refinance all or a portion of our debt, including the notes;

•	obtain additional financing;

•	sell some of our assets or operations;

•	reduce or delay capital expenditures and/or acquisitions; or

•	revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments.

Our failure to meet the terms of covenants in our existing debt agreements may result in an event of default.

Covenants in certain of our existing debt agreements include restrictions on our ability to, among other things, enter into transactions with affiliates, dispose of assets, incur or create liens and enter into sale and leaseback transactions. In addition, a covenant in certain of our existing debt agreements limits our ability to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of our assets. Certain of our existing debt agreements also contain financial covenants that require us to maintain a ratio of total indebtedness to earnings before interest, taxes, depreciation and amortization, or a Total Debt/EBITDA ratio, of (i) not more than 4 to 1 at the end of any fiscal quarter or (ii) not more than 4.5 to 1 as of the end of the first three consecutive quarters immediately following any acquisition with consideration in excess of $500 million, subject to certain conditions. On June 30, 2022, our Total Debt/EBITDA ratio was 2.83 to 1.0. Events beyond our control can affect our ability to meet these covenants.

If we are unable to meet the terms of our financial covenants, or if we break any of these covenants, a default could occur under one or more of these debt agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt and it is unlikely that we would be able to borrow sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.

We may not be able to repurchase the notes upon a change of control.

Upon a change of control triggering event with respect to the notes, as defined under the indenture governing the notes, we are required to offer to repurchase all of the notes then outstanding at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture governing the notes. Such an event of default may cause the acceleration of our other indebtedness. Our future indebtedness may also contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control triggering event under the indenture. Please see the section entitled “Description of Notes—Change of Control.”

We may choose to redeem the notes when prevailing interest rates are relatively low.

The notes are redeemable at our option, and we may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely affect your ability to sell your notes as the optional redemption date or period approaches. See “Description of Notes—Optional Redemption of the Notes.”

A liquid trading market for the notes may not develop.

There may be no trading market for the notes. We cannot guarantee:

•	the liquidity of any market that may develop for the notes;

•	your ability to sell the notes; or

•	the price at which you might be able to sell the notes.

Liquidity of any market for the notes and future trading prices of the notes will depend on many factors, including:

•	ratings on our debt securities assigned by the credit rating agencies;

•	the market demand for securities similar to the notes and the interest of securities dealers in making a market for the notes;

•	the number of holders of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects;

•	the market price of our common stock;

•	the prospects for companies in our industry generally; and

•	the overall condition of the financial markets.

Historically, the market for investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on holders, regardless of our prospects and financial performance.

USE OF PROCEEDS

The net proceeds from this offering after deducting the underwriters’ discount and our estimated expenses will be approximately $493.6 million. We expect to use the net proceeds from this offering, together with cash on hand, to complete the Tender Offer and the 2023 Notes Redemption, if any, including the payment of all premiums, accrued interest and costs and expenses related to the foregoing. Pending application of the net proceeds from the sale of the notes, we may invest the net proceeds in short-term investments.

As of August 2, 2022, we had $500 million aggregate principal amount of 2023 Notes outstanding. The 2023 Notes bear interest at an annual rate of 2.625% and mature on January 15, 2023.

As described above, we intend to use the net proceeds from this offering to complete the Tender Offer and the 2023 Notes Redemption, if any. To the extent that any of the underwriters or their affiliates own any of the 2023 Notes, they will receive proceeds from this offering by reason of the Tender Offer and 2023 Notes Redemption, if any. Certain of these underwriters, together with their respective affiliates, may receive at least 5% of the net proceeds of this offering and therefore have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

DESCRIPTION OF NOTES

The notes offered hereby will be issued under an indenture dated as of August 19, 2010 between Moody’s Corporation and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the seventeenth supplemental indenture thereto to be dated as of August 8, 2022 between Moody’s Corporation and the Trustee (together, the “indenture”). In this Description of Notes, the “Company,” “we,” “us,” “our” and similar words refer to Moody’s Corporation and not to any of its subsidiaries.

Because this section is a summary, it does not describe every aspect of the notes and the indenture. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the notes and the indenture, including definitions of certain terms used therein. You may obtain copies of the notes and the indenture by requesting them from us or the Trustee.

General

The notes:

•	will be senior unsecured obligations of ours;

•	will rank equally with all of our other senior indebtedness from time to time outstanding;

•	will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables;

•	will be effectively junior to any existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will initially be limited to $500,000,000 aggregate principal amount; and

•	will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest

The notes will bear interest at a rate of 4.250% per year. Interest on the notes will be payable semi-annually in arrears on February 8 and August 8 of each year, beginning on February 8, 2023, and will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the notes will accrue from August 8 2022, and will be paid to holders of record on the date that is 15 calendar days immediately before the respective interest payment date.

The notes will mature on August 8, 2032. On the respective maturity date of the notes, the holders will be entitled to receive 100% of the principal amount of the notes.

The notes do not have the benefit of any sinking fund.

If any interest payment date falls on a day that is not a business day, then payment of interest may be made on the next succeeding business day and no interest will accrue because of such delayed payment. With respect to the notes, when we use the term “business day” we mean any day except a Saturday, a Sunday or a day on which banking institutions in the applicable place of payment are authorized or obligated by law, regulation or executive order to close or be closed.

Priority

The notes will be general unsecured obligations of ours and will rank equally with all of our existing and future unsubordinated obligations. As of June 30, 2022, we had approximately $7.9 billion of senior unsecured indebtedness outstanding.

Holders of any secured indebtedness we may issue will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

We conduct our operations through subsidiaries. As a result, distributions or advances from our subsidiaries are a major source of funds necessary to meet our debt service and other obligations. Contractual provisions, laws or regulations, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash required to pay our debt service obligations, including payments on the notes. The notes will be “structurally” subordinated to all obligations of our subsidiaries including claims with respect to trade payables. This means that in the event of bankruptcy, liquidation or reorganization of any of our subsidiaries, the holders of notes will have no direct claim to participate in the assets of such subsidiary but may only recover by virtue of our equity interest in our subsidiaries (except to the extent we have a claim as a creditor of such subsidiary). As a result all existing and future liabilities of our subsidiaries, including trade payables and claims of lessors under leases, have the right to be satisfied in full prior to our receipt of any payment as any equity owner of our subsidiaries. As of June 30, 2022, our subsidiaries had no indebtedness, but they had approximately $3.2 billion of other liabilities outstanding (excluding intercompany liabilities).

Further Issues

The indenture provides that we may issue debt securities (the “debt securities”) thereunder from time to time in one or more series, and permits us to establish the terms of each series of debt securities at the time of issuance. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture.

The notes will constitute a separate series of debt securities under the indenture, initially limited to $500,000,000 aggregate principal amount. Under the indenture, we may, without the consent of the holders of the notes, “reopen” the series and issue additional notes from time to time in the future, provided that if the additional notes are not fungible for U.S. federal income tax purposes with the notes offered hereby, the additional notes will have a separate CUSIP. This means that, in circumstances where the indenture provides for the holders of debt securities to vote or take any action, any of the outstanding notes as well as any respective additional notes that we may issue by reopening the series, will vote or take action as a single class.

Optional Redemption of the Notes

Prior to the Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption of notes not represented by a global notes, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held in global form on the depositary (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market or otherwise.

Merger, Consolidation or Sale of Assets

Under the terms of the indenture, we will be permitted to consolidate or merge with another entity or to sell all or substantially all of our assets to another entity, subject to our meeting all of the following conditions:

•	any successor or purchaser is a corporation, limited liability company, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia;

•

immediately following the consolidation, merger, sale or conveyance, the resulting, surviving or transferee entity (if other than us) would not be in default in the performance of any covenant in the indenture; and

•	we must deliver a supplemental indenture by which the surviving entity (if other than us) expressly assumes our obligations under the indenture.

In the event that we consolidate or merge with another entity or sell all or substantially all of our assets to another entity, the surviving entity (if other than us) will be substituted for us under the indenture, and we will be discharged from all of our obligations under the indenture.

Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of our assets. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption of the Notes” above, the indenture provides that each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a notice to each holder of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Our ability to pay cash to holders of notes upon a repurchase may be limited by our then existing financial resources. See “Risk Factors—We may not be able to repurchase the notes upon a change of control.”

Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. In addition, holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as required by clause (4) of the first paragraph of the definition of “Change of Control.”

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

“Change of Control” means the occurrence of any one of the following:

1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

3)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

5)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company, and (ii) (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the notes cease to be rated Investment Grade by S&P or Fitch or, if S&P or Fitch and another “nationally recognized statistical rating organization” (as defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) shall provide a rating of the notes, by S&P or Fitch and any such other rating organization, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as S&P, Fitch or such other rating organization shall have publicly announced that it is considering a possible ratings change). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who:

1)	was a member of such board of directors on the date of the indenture; or

2)

was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Ratings, a part of the Fitch Group, and its successors.

“Investment Grade” means a rating of BBB- or better by S&P or Fitch (or the equivalent under any successor rating category of S&P or Fitch); and an equivalent rating of another “nationally recognized statistical rating organization” that shall provide a rating of the notes.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Limitations on Liens

We will covenant in the indenture that we will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any of our or our Restricted Subsidiaries’ properties or assets (a “Lien”), whether owned on the date of issuance of the notes or thereafter acquired, unless the notes are at least equally and ratably secured with such secured Indebtedness (together with, if we so determine, any other Indebtedness of or guaranty by us or such Restricted Subsidiary then existing or thereafter created that is not subordinated to the notes) for so long as such other Indebtedness is so secured (and any Lien created for the benefit of the holders of the notes and any other debt securities of any series issued pursuant to the indenture and having the benefit of this covenant shall provide by its terms that such Lien will be automatically released and discharged upon the release and discharge of the Lien securing such other Indebtedness); provided, however, that the above restrictions shall not apply to the following (the “Permitted Liens”):

1)

Liens on property or other assets of any Person existing at the time such Person becomes a Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such Person becoming a Restricted Subsidiary;

2)	Liens on property or other assets existing at the time of acquisition by the Company or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of such acquisition;

3)

Liens on property or assets to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the acquisition of such property or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

4)	Liens in our favor or in favor of a Restricted Subsidiary;

5)	Liens existing on the date of issuance of the notes;

6)

Liens on property or other assets of a Person existing at the time the Person is merged into or consolidated with us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that such Lien was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

7)

Liens arising in connection with the financing of accounts receivable by us or any Restricted Subsidiary; provided that the uncollected amount of account receivables subject at any time to any such financing shall not exceed $150,000,000; and

8)

extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to above without increase of the principal of the Indebtedness (plus any premium or fee payable in connection with any such extension, renewal or replacement) secured by the Lien; provided, however, that any Permitted Liens shall not extend to or cover any property of the Company or that of any Restricted Subsidiary, as the case may be, other than the property specified in the foregoing clauses and improvements to this property.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary may create, assume, incur or guarantee Indebtedness secured by a Lien without equally and ratably securing the notes; provided, that at the time of such creation, assumption, incurrence or guarantee, after giving effect thereto and to the retirement of any Indebtedness that is concurrently being retired, the sum of (i) the aggregate amount of all outstanding Indebtedness secured by Liens other than Permitted Liens, and (ii) the Attributable Debt of all our Sale/Leaseback Transactions (as defined below) permitted by the third paragraph under “Limitation on Sale and Leaseback Transactions” below does not at such time exceed 5% of Consolidated Total Assets.

Limitations on Sale and Leaseback Transactions

We will covenant in the indenture that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a Person and either we or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback Transaction”), unless:

•

we or such Restricted Subsidiary could, at the time of entering into such arrangement, incur Indebtedness secured by a Lien on the property involved in the transaction in an amount at least equal to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the notes as described under “Limitation on Liens” above; or

•

the net proceeds of the Sale/Leaseback Transaction are at least equal to such property’s fair market value, as determined by our Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the repayment of senior indebtedness of ours or any Restricted Subsidiary.

The restrictions set forth above will not apply to a Sale/Leaseback Transaction:    (i) entered into prior to the date of issuance of the notes; (ii) that exists at the time any Person that owns property or assets becomes a Restricted Subsidiary; (iii) between us and a Restricted Subsidiary or between Restricted Subsidiaries; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

Notwithstanding the restrictions contained above, we and our Restricted Subsidiaries may enter into a Sale/Leaseback Transaction; provided that at the time of such transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into pursuant to the above restrictions, together with the aggregate amount of all outstanding Indebtedness secured by Liens as permitted by the last paragraph under the section entitled “Limitation on Liens” above, does not at such time exceed 5% of Consolidated Total Assets.

“Attributable Debt” means an amount equal to the lesser of (i) the fair market value of the property (as determined by our Board of Directors) or (ii) the present value of the total net amount of payments to be made under the lease during its remaining term, discounted at the interest rate set forth or implicit in the terms of the lease, compounded semi-annually.

“Consolidated Total Assets” means the total assets of the Company and its consolidated subsidiaries, as set forth on our most recent consolidated balance sheet, as determined under GAAP.

“GAAP” means with respect to any computations required or permitted hereunder, generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however, if the Company is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with GAAP, would be reflected on the balance sheet of such person as a liability on the date as of which Indebtedness is to be determined.

“Net Revenue” means, with respect to any Person for any period, the net revenue of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Restricted Subsidiary” means any Subsidiary (i) the Total Assets of which exceed 10% of Consolidated Total Assets as of the end of the most recently completed fiscal year or (ii) the Net Revenue of which exceeds 10% of the Net Revenue of the Company and its consolidated subsidiaries as of the end of the most recently completed fiscal year.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Total Assets” means, at any date as to any Person, the total assets of such Person and its consolidated subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

SEC Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the Trustee within 30 days after the same are filed with the SEC. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.

Events of Default

Holders of the notes will have specified rights if an Event of Default (as defined below) occurs.

The term “Event of Default” in respect of the notes means any of the following:

•	we do not pay interest on any note within 30 days of its due date;

•	we do not pay the principal of or any premium on any note, when due and payable, at maturity, or upon acceleration or redemption;

•

we remain in breach of a covenant or warranty in respect of the indenture or any note (other than a covenant included in the indenture solely for the benefit of debt securities of another series) for 90 days after we receive a written notice of default, which notice must be sent by either the Trustee or holders of at least 25% in principal amount of the outstanding notes;

•

we or a Restricted Subsidiary fail to pay the principal of any Indebtedness when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of our or any of our Restricted Subsidiaries’ Indebtedness in an aggregate amount of $50 million or more; or

•	we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization specified in the indenture.

If an Event of Default with respect to the notes has occurred, the Trustee or the holders of at least 25% in principal amount of the notes may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, such notes to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of the notes required for such declaration if the Event of Default is the Company’s bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the notes may also waive certain past defaults under the indenture with respect to the notes on behalf of all of the holders of the notes. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of the notes and the Trustee.

The Trustee is not required to take any action under the indenture at the request of holders unless the holders offer the Trustee protection from expenses and liability satisfactory to the Trustee. If an indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the notes, the following must occur:

•	such holders must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•

holders of at least 25% in principal amount of the notes must make a written request that the Trustee take action because of the default and must offer the Trustee indemnity satisfactory to the Trustee against the cost and other liabilities of taking that action; and

•	the Trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the notes on or after the due date.

Modification of the Indenture

The indenture provides that we and the Trustee may, without the consent of any holders of the notes, enter into supplemental indentures for the purposes, among other things, of:

•	curing ambiguities or inconsistencies in the indenture or making any other provisions with respect to matters or questions arising under the indenture;

•	providing for the assumption by a successor corporation of the obligations of the Company under the indenture;

•	adding guarantees with respect to the notes;

•	securing the notes;

•	adding to the covenants of the Company for the benefit of the holders or surrendering any right or power conferred upon the Company;

•	adding additional events of default;

•	making any change that does not adversely affect the rights of any holder;

•	changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of the provisions;

•	complying with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; or

•	conforming the provisions of the indenture and the notes to the “Description of Notes” section in this prospectus supplement.

With specific exceptions, the indenture or the rights of the holders of the notes may be modified by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the notes, but no modification may be made without the consent of the holder of each outstanding note that, among other things, would:

•	extend the maturity of any payment of principal of or any installment of interest on any notes;

•	reduce the principal amount of any note, or the interest thereon, or any premium payable on any note upon redemption thereof;

•	change any place of payment where, or the currency in which, any note or any premium or interest is denominated as payable;

•	change the ranking of the notes;

•	impair the right to sue for the enforcement of any payment on or with respect to any note; or

•

reduce the percentage in principal amount of outstanding notes required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or specific defaults and their consequences provided for in the indenture, or otherwise modify the sections in the indenture relating to these consents.

Defeasance and Covenant Defeasance

We may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”), or (ii) to be released from our obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, as certified by a nationally recognized firm of certified public accountants or other appropriate independent financial professional, without reinvestment, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. We may exercise our defeasance option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the notes may not thereafter be accelerated because of an Event of Default.

If we exercise our covenant defeasance option, payment of the notes may not thereafter be accelerated by reference to any covenant from which we are released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

The Trustee and Transfer and Paying Agent

Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association is the Trustee for the notes and is the transfer and paying agent for the notes. Principal and interest will be payable, and the notes will be transferable, at the office of the paying agent. We may, however, pay interest by check mailed to registered holders of the notes. At the maturity of the notes, the principal, together with accrued interest thereon, will be payable in immediately available funds upon surrender of such notes at the office of the Trustee.

No service charge will be made for any transfer or exchange of the notes, but we may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

Payments of principal of, any premium on, and any interest on individual notes represented by a global note registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global note representing the notes. Neither we, the Trustee, any paying agent, nor the transfer agent for the notes will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global note for the notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for the notes or its nominee, upon receipt of any payment of principal, premium or interest in respect of permanent global notes representing the notes, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global note for the notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

In specific instances, we or the holders of a majority of the then outstanding principal amount of the notes may remove the Trustee and appoint a successor Trustee. The Trustee may become the owner or pledgee of the notes with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee. The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939 and shall have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by us or our affiliated companies and may engage in commercial transactions with us and our affiliated companies.

Title

We, the Trustee and any agent of ours may treat the registered owner of any notes as the absolute owner thereof (whether or not the notes shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Notes

We will replace any mutilated note at the expense of the holders upon surrender to the Trustee. We will replace notes that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen note, an indemnity or security satisfactory to us and the Trustee will be required at the expense of the holder of the note before a replacement note will be issued.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more fully registered global notes (each a “global note”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the global notes will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the global notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the Depositary’s book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion, determine not to have the notes represented by global notes and, in such event, will issue notes in definitive form in exchange for the global notes representing such notes. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Notices

Notices to holders of notes will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that acquired such notes at original issuance at their initial offering price (the first price at which a substantial amount of the notes are sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions as in effect on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to holders subject to special tax rules, such as financial institutions, banks, insurance companies, or broker-dealers; certain U.S. expatriates; insurance companies; dealers in securities or currencies; traders in securities; tax-exempt organizations; regulated investment companies; real estate investment trusts; persons subject to special accounting rules under Section 451(b) of the Code; persons that will hold the notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; persons liable for alternative minimum tax; controlled foreign corporations; passive foreign investment companies; certain accrual method taxpayers; partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners in such partnerships; and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not discuss any non-U.S., state or local tax considerations or tax considerations that may be relevant to persons holding 2023 Notes. This summary applies only to investors that will hold their notes as “capital assets” within the meaning of Section 1221 of the Code.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created in or organized under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person. A beneficial owner of a note that is not a U.S. Holder or a partnership for U.S. federal income tax purposes is referred to herein as a “Non-U.S. Holder.”

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of notes.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax consequences discussed below to their particular situations, as well as the application of any state, local, or non-U.S. income and other tax laws, including gift and estate tax laws and any recent or prospective changes in applicable tax laws.

Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes (for instance, as described under “Description of Notes—Change of Control” and “—Optional Redemption

of the Notes”). The obligation to make such payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” We intend to take the position that the contingencies associated with the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a holder might be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of a note. Prospective investors are urged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest. It is expected, and therefore this discussion assumes, that either the issue price of the notes will be equal to the stated principal amount of the notes or the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. As such, a U.S. Holder must generally include stated interest on a note as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon a sale, exchange, retirement, redemption, or other taxable disposition of notes, a U.S. Holder will generally recognize gain or loss in an amount equal to the difference between (i) the amount of cash plus the fair market value of any property received on the disposition (less an amount equal to any accrued but unpaid interest, which will be taxable to the U.S. Holder as ordinary interest income as described above to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in such notes. A U.S. Holder’s adjusted tax basis in a note will generally equal the U.S. Holder’s cost of the note.

Any such recognized gain or loss will generally be treated as capital gain or loss, and will generally be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the notes exceeds one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Additional tax on net investment income. Certain U.S. Holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year, and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include any interest income or gain recognized by such U.S. Holder with respect to the notes, unless such interest income or gain is derived in the ordinary course of the conduct of such U.S. Holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders should consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Non-U.S. Holders

Interest. Subject to the discussions of the Foreign Accounts Tax Compliance Act (“FATCA”) and backup withholding noted below, payments of interest will generally not be subject to U.S. withholding tax, provided that: (i) such Non-U.S. Holder does not own, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such Non-U.S. Holder is not a controlled foreign corporation that is actually or constructively related to us (as provided in the Code), (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (or, if required by an applicable treaty, is not attributable to a U.S. “permanent establishment”), and (iv) the Non-U.S. Holder certifies, under penalties of perjury, on IRS Form W-8BEN or W-8BEN-E (or other applicable form) that it is not a U.S. person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy requirements (i), (ii), or (iv) described above, payments of interest will generally be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate). In order to claim a lower applicable treaty rate or exemption under a tax treaty, a Non-U.S. Holder must generally complete IRS Form W-8BEN or W-8BEN-E (or other applicable form) and claim this reduction or exemption on the form. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a Non-U.S. Holder cannot satisfy requirement (iii) described above, payments of interest will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to branch profits tax at a 30% rate or lower applicable treaty rate). If interest is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax, provided the Non-U.S. Holder provides us or our paying agent with a properly executed IRS Form W-8ECI.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Subject to the discussions below concerning FATCA and backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “Interest,” a Non-U.S. Holder will not generally be subject to U.S. federal income or U.S. withholding tax on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if required by an applicable treaty, is attributable to a U.S. “permanent establishment,” or (ii) such Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

If a Non-U.S. holder falls under the first of these exceptions, and gain on the sale, exchange, retirement or other taxable disposition of a note is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable treaty, is attributable to a U.S. “permanent establishment,” such gain will generally be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons (and, with respect to corporate holders, may also be subject to branch profits tax at a 30% rate or lower applicable treaty rate). If gain is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax, provided the Non-U.S. Holder provides us or our paying agent with a properly executed IRS Form W-8-ECI.

If an individual Non-U.S. Holder falls under the second of these exceptions, the holder generally will be subject to U.S. federal income tax at a rate of 30% (unless reduced by an applicable treaty) on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition of a note, which may be offset by certain U.S.-source capital losses, even though the holder is not considered a resident of the U.S.

FATCA

Under Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder, referred to as FATCA, U.S. withholding tax may also apply to certain types of payments made to “foreign financial institutions,” as specially defined under such rules, and certain other non-U.S. entities (including, in some cases, when such non-U.S. entity is acting as an intermediary). The rules generally impose a 30% withholding tax (the “FATCA Tax”) on “withholdable payments,” which include interest on the notes paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless the foreign financial institution enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons and to withhold on certain payments or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement to report such information to its local tax authority, which will exchange such information with the U.S. authorities, or the U.S. authorities, as applicable. In addition, FATCA imposes the FATCA Tax on the same types of payments to a non-U.S. non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. The FATCA Tax may apply to the gross proceeds payable upon the sale, exchange or other disposition of the notes under the circumstances described above, although under proposed U.S. Treasury regulations issued in December 2018, no FATCA Tax will apply on payments of gross proceeds, and taxpayers may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. There can be no assurance that final U.S. Treasury regulations would provide an exemption from the FATCA Tax for gross proceeds. Prospective investors should consult their tax advisors regarding the application of FATCA with respect to an investment in the notes.

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest on, and the proceeds of the sale or other disposition of, a note paid to a U.S. Holder are generally subject to information reporting requirements unless the U.S. Holder is an exempt recipient and appropriately establishes that exemption. Such payments and proceeds may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against that U.S. Holder’s U.S. federal income tax liability and/or may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. U.S. backup withholding and related information reporting requirements will not generally apply to payments made by us or our paying agent to a Non-U.S. Holder in respect of the notes if such Non-U.S. Holder furnishes us or our paying agent with appropriate documentation of such Non-U.S. Holder’s non-U.S. status or otherwise establishes an exemption. We or our paying agent may, however, report to the IRS payments of interest on the notes.

Backup withholding and related information reporting will generally not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable U.S. Treasury regulations), unless such broker is a: (i) U.S. person, (ii) foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business within the United States, (iii) controlled foreign corporation for U.S. federal income tax purposes, or (iv) foreign partnership if. at any time during its tax year, one or more of its partners are U.S. persons (as defined in the applicable U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a trade or business within the United States.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence will be subject to information reporting (but not backup withholding) unless such broker has documentary evidence in its records that the Non-U.S. Holder is a non-U.S. holder and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is generally subject to information reporting and backup withholding requirements, unless the broker does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person and the Non-U.S. Holder provides IRS Form W-8BEN or W-8BEN-E (or other applicable form) or otherwise establishes an exemption.

Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below have entered into an underwriting agreement with respect to the notes. BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$111,667,000.00
Citigroup Global Markets Inc.	$111,667,000.00
J.P. Morgan Securities LLC	$111,666,000.00
HSBC Securities (USA) Inc.	$28,750,000.00
TD Securities (USA) LLC	$28,750,000.00
MUFG Securities Americas Inc.	$28,750,000.00
Citizens Capital Markets, Inc.	$11,250,000.00
Fifth Third Securities, Inc.	$11,250,000.00
Scotia Capital (USA) Inc.	$11,250,000.00
U.S. Bancorp Investments, Inc.	$11,250,000.00
Standard Chartered Bank	$11,250,000.00
Loop Capital Markets LLC	$11,250,000.00
Truist Securities, Inc.	$11,250,000.00

Total	$500,000,000.00

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to 0.400% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

In the underwriting agreement, we have agreed that:

•	we will pay our expenses related to the offering, which we estimate will be $1.1 million, excluding the underwriting discount; and

•

we will indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):

Underwriting Discount
Per Note	0.650%

Total	$3,250,000

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Certain of the underwriters have advised us that they currently intend to continue to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. Affiliates of certain of the underwriters in this offering are lenders under our revolving credit facility. Certain of the underwriters and their respective affiliates may have positions, deal or make markets in the notes offered hereby, related derivatives and reference obligations, including (but not limited to) entering into hedging strategies on behalf of the issuer and its affiliates, investor clients, or as principal in order to manage their exposure, their general market risk, or other trading activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer.

If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the notes against payment for the notes on the fourth business day following the date of the pricing of the notes, which we refer to as T+4 Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement. As used in this paragraph, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Conflicts of Interest

Berkshire Hathaway Inc., directly and through its subsidiaries, owns more than 10% of the outstanding common stock of Moody’s Corporation and Bank of America Corporation, the parent company of BofA Securities, Inc. Therefore, BofA Securities, Inc. has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, we intend to use the net proceeds from this offering to complete the Tender Offer and the 2023 Notes Redemption, if any. To the extent that any of the underwriters or their affiliates own any of the 2023 Notes, they will receive proceeds from this offering by reason of the Tender Offer and the 2023 Notes Redemption, if any. Certain of these underwriters, together with their respective affiliates, may receive at least 5% of the net proceeds of this offering and, therefore, have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Because of the foregoing, the offering will be conducted in accordance with FINRA Rule 5121. Because notes to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Pursuant to FINRA Rule 5121, any underwriter with a conflict of interest will not confirm sales of the notes to any account over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to UK Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive

(EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000, as amended, “FSMA”) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to Moody’s; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”) and the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

VALIDITY OF NOTES

The validity of the notes offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Skadden, Arps, Slate, Meagher  & Flom LLP, New York, New York is advising the underwriters in connection with the offering of the notes.

EXPERTS

The consolidated financial statements of Moody’s Corporation as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report on the consolidated financial statements and internal control over financial reporting as of December 31, 2021, contains an explanatory paragraph that states the Company acquired RMS during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, RMS’s internal control over financial reporting associated with total assets of $333 million and total revenues of $81 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2021. The audit report on the effectiveness of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of RMS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Moody’s investor relations Internet website is http://ir.moodys.com/. Under the “SEC Filings” tab at this website, the Company makes available free of charge its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on, or accessible through, our website or the websites of any of our businesses is not part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the notes offered pursuant to this prospectus supplement or the accompanying prospectus.

MOODY’S CORPORATION

Debt Securities

Moody’s Corporation, from time to time, may offer to sell, issue and sell senior or subordinated debt securities.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our debt securities involves risk. You should carefully read and consider the risks referenced under “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement for a discussion of the factors you should carefully consider, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, in determining whether to invest in our debt securities.

See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful, adequate or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 25, 2020

In this prospectus, except as otherwise indicated, the “Company”, “Moody’s”, “we”, “our”, and “us” refer to Moody’s Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell debt securities in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. Moody’s investor relations Internet website is http://ir.moodys.com/. Under the “SEC Filings” tab at this website, the Company makes available free of charge copies of its latest annual report on Form 10-K, quarterly report on Form 10-Q and current report on Form 8-K as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on, or accessible through, our website or the websites of any of our businesses is not part of this prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the notes offered pursuant to this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of all debt securities covered by the respective prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 24, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Moody’s Corporation

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

Attention: Investor Relations

Telephone: (212) 553-0300

Email: ir@moodys.com

Website: ir.moodys.com

You should rely only on the information contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of debt securities conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements and are based on future expectations, plans and prospects for our business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Those statements appear at various places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, including in the sections containing the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “predict,” “potential,” “continue,” “strategy,” “aspire,” “target,” “forecast,” “project,” “estimate,” “should,” “could,” “may” and similar expressions or words and variations thereof relating to our views on future events, trends and contingencies or otherwise convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information speak only as of the date on the front cover of the applicable document, and we undertake no obligation (nor do we intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying examples of factors, risks and uncertainties that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements.

Those factors, risks and uncertainties include, but are not limited to, credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates and other volatility in the financial markets such as that due to uncertainty as companies transition away from LIBOR and the U.K.’s withdrawal from the European Union (the “EU”); the level of merger and acquisition activity in the U.S. and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as a nationally recognized statistical rating organization, or an NRSRO, the potential for new U.S., state and local legislation and regulations, including provisions in the Dodd Frank Wall Street Reform and Consumer Protection Act (the “Financial Reform Act”) and regulations resulting from the Financial Reform Act; the potential for increased competition and regulation in the EU and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquires to which the Company may be subject from time to time; provisions in the Financial Reform Act legislation modifying the pleading standards, and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if the Company fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which the Company operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions or other business combinations and the ability of the Company to successfully integrate such acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. Investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause our actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on our business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us.

MOODY’S CORPORATION

Moody’s is a provider of (i) credit ratings and assessment services; (ii) credit, capital markets and economic research, data and analytical tools; (iii) software solutions that support financial risk management activities; (iv) quantitatively derived credit scores; (v) learning solutions and certification services; and (vi) company information and business intelligence products. Moody’s reports in two reportable segments: Moody’s Investors Services, or MIS, and Moody’s Analytics, or MA.

MIS publishes credit ratings and provides assessment services on a wide range of debt obligations and the entities that issue such obligations in markets worldwide, including various corporate and governmental obligations, structured finance securities and commercial paper programs. Ratings revenue is derived from the originators and issuers of such transactions who use MIS ratings to support the distribution of their debt issues to investors. MIS earns revenue from certain non-ratings-related operations, which primarily consist of financial instruments pricing services in the Asia-Pacific region as well as revenue from ICRA’s (as defined in our Annual Report on Form 10-K) non-rating operations.

MA provides financial intelligence and analytical tools to assist businesses in making decisions. MA’s portfolio of solutions consists of specialized research, data, software, and professional services, which are assembled to support the financial analysis and risk management activities of institutional customers worldwide.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities will be used for general corporate purposes, including:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets;

•	redemption and repayment of short-term or long-term indebtedness; and

•	purchases of our common stock under our ongoing stock repurchase program.

Pending application of the net proceeds from the sale of debt securities, we may invest the net proceeds in short-term investments.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture dated August 19, 2010 between us and Wells Fargo Bank, National Association, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the debt securities are subject to subordination and applicable subordination provisions, if any;

•	percentage or percentages of principal amount at which such debt securities will be issued;

•	issuance date;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•

whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary(ies) for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such debt securities will be payable;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance of debt securities of the series;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	provisions, if any, granting special rights upon the occurrence of specified events;

•	any restriction of transferability of the series; and

•	additional terms not inconsistent with the provisions of the indenture.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the debt securities, and the extent to which a secondary market for the debt securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

We expect most debt securities to be issued in fully registered form without coupons and, if denominated in U.S. dollars, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell any series of debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors; or

•	through a combination of any of these methods of sale.

The distribution of the debt securities may be effected from time to time in one or more transactions, including:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Offers to purchase the debt securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the debt securities so offered and sold.

If we offer and sell debt securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the debt securities.

If we offer and sell debt securities through a dealer, we or an underwriter will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase debt securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.

Offered debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of debt securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any series of the debt securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which debt securities would be sold and the allocation of debt securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

VALIDITY OF SECURITIES

The validity of the debt securities being offered by this prospectus will be passed upon by Gibson, Dunn & Crutcher LLP, New York, New York. In connection with particular offerings of the debt securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those debt securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Moody’s Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report refers to changes in the methods of accounting for leases in 2019 due to the adoption of Accounting Standard Codification (ASC) Topic 842, Leases and revenue recognition in 2018 due to the adoption of Accounting Standard Update (ASU) 2014-09 and all related amendments, which established ASC Topic 606, Revenue—Revenue from Contracts with Customers.